                                                                   EXHIBIT 99.1

PRESS RELEASE

2950 North Loop West, Suite 700
Houston, TX  77092
PHONE: (713) 685-8062   FAX: (713) 683-7841

===============================================================================
NATCO Group Names New CEO                              Houston,December 8, 2004
-------------------------------------------------------------------------------

The Board of Directors of NATCO Group Inc. (NYSE: NTG) today announced the election of John U. Clarke as Chief Executive Officer of the Company on December 7, 2004. He will remain as Chairman of the Board of Directors.

Mr. Clarke said, "I am excited about the prospect of leading NATCO. Over the past several months I have had the opportunity to work with the Board and key members of NATCO's management team to fashion strategies and a business model to increase the Company's profitability and to earn improved returns for our shareholders. These plans are near completion and will be finalized in the weeks ahead."

Mr. Clarke, 52, has served on the NATCO board of directors since February 2000 and has been Interim Chief Executive Officer since early September 2004. Since May 2001, Mr. Clarke has been president of Concept Capital Group, Inc., a financial and strategic advisory firm. Prior to such time, he served in various executive management positions with three significant energy companies, including Dynegy, Cabot Oil and Gas and Transco Energy Company. Mr. Clarke is also a director of The Houston Exploration Company and Harvest Natural Resources.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 75 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.


                                     # # #